Exhibit 99.2

HERITAGE COMMERCE CORP

SLIDE PRESENTATION TO SHAREHOLDERS

February 5, 2014

WALTER T. KACZMAREK
CHIEF EXECUTIVE OFFICER
HERITAGE COMMERCE CORP

SAFE HARBOR STATEMENT

Forward-looking statements are based on management’s knowledge and belief as of today and include information concerning the Company’s possible or assumed future financial condition, and its results of operations, business and earnings outlook. These forward-looking statements are subject to risks and uncertainties. For a discussion of factors which could cause results to differ, please see the Company’s reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and the Company’s press releases. Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

Member FDIC